UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒		Filed by a Party other than the Registrant ☐
☐		Preliminary Proxy Statement
☐		Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐		Definitive Proxy Statement
☒		Definitive Additional Materials
☐		Soliciting Material Pursuant to Section 240.14a-12
AMERICAN REALTY CAPITAL NEW YORK CITY REIT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of person(s) filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

We are pleased to invite investors and financial advisors to join us for one of the two upcoming webcasts with American Realty Capital New York City REIT (“ARC NYCR”) executive leadership to discuss the upcoming 2017 Annual Meeting of Stockholders and the proposals which have been presented for stockholder consideration this year. The meeting has been adjourned until August 2, 2017.

Please see below for webcast details:

Monday, July 31, 2017 - 1:00pm Eastern
Click here to add the webcast to your calendar

ARC NYCR's Chief Executive Officer, Michael Weil and Chief Financial Officer, Nick Radesca will discuss the proposals included in the proxy materials which were initially forwarded in May to all stockholders of record as of the April 4, 2017 record date. (Link to Proxy)

This proxy includes three topics:

1.	The election of four members to the Board of Directors

2.	The ratification and appointment of KPMG LLP as our independent registered public accounting firm for the year ended December 31, 2017

3.	Proposals to amend ARC NYCR’s charter to be consistent with those of publicly traded REITs

A minimum of 50% of outstanding shares as of the record date must vote to approve each charter amendment proposal in order for all charter amendment proposals to pass.

ARC NYCR has engaged Broadridge again this year to provide proxy solicitation and tabulation services. Stockholders may reach a Broadridge proxy specialist at 855-976-3323 to request proxy materials and for help with voting shares.

As always, please feel free to call our investor services group at 866-902-0063 to discuss questions you may have about the proxy materials or the company.

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Copyright (C) 2017 AR Global Investments, LLC All rights reserved.
405 Park Avenue, New York, NY 10022 | T: 212-415-6500.

DRAFT

ProxyLite Message – to be issued on Thursday, July 27, 2017

“Hi, this is Mike Weil, CEO and President of American Realty Capital New York City REIT.  I’m calling you again with an urgent request. This year’s annual stockholder meeting has been adjourned until August 2nd to permit stockholders like you additional time to consider the proposals described in the company’s proxy statement.

Our records indicate that we have not yet received your vote. Your vote matters and is important no matter how many shares you own.

If you are ready to vote your shares, you may do so now by pressing 1 at any time to be connected with a Broadridge proxy specialist.

If you received this as a message on your voice mail or need time to review the proxy materials, you may contact a specialist at Broadridge, the proxy agent, at 855-976-3323 for help with voting your shares.

We also invite you to join us for a webcast at 1:00pm eastern on Monday, July 31st for a discussion of the proposals which have been presented for your consideration. Please visit www.newyorkcityreit.com for more information on the webcast.

I appreciate your investment and thank you in advance for your vote.”